================================================================================

                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

              IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

             IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.
                       11601 WILSHIRE BLVD., SUITE 2080
                         LOS ANGELES, CALIFORNIA 90025
                                (310) 231-1280

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 4, 1998

  The Annual Meeting of Stockholders of IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP., a Maryland corporation (the "Company"), will be held at the Marriott Hotel, located at 3635 Fashion Way, Torrance, California 90503, on Thursday, June 4, 1998, at 10:00 a.m. Pacific Daylight Time.

  The Annual Meeting of the Stockholders of the Company is being held for the following purposes:

  1. To elect a Board of Directors to serve for the ensuing fiscal year;

  2. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the independent accountants of the Company for the year ending December 31, 1998; and

  3. To transact such other business as may properly come before the meeting.

  Only holders of Common Stock of record at the close of business on April 1, 1998 (the "Record Date") will be entitled to vote at the meeting.

  Your proxy card is enclosed. You are cordially invited to attend the meeting, but if you do not expect to attend, or if you plan to attend but desire the proxy holders to vote your shares, please date and sign your proxy and return it in the enclosed postage paid envelope. The giving of this proxy will not affect your right to vote in person in the event you find it convenient to attend. Please return the proxy promptly to avoid the expense of additional proxy solicitation.

                                          For the Board of Directors

                                          /s/ H. Wayne Snavely

                                          H. WAYNE SNAVELY
                                          Chairman

Dated: April 15, 1998

        [LOGO OF IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.]
                               ----------------

                                PROXY STATEMENT

                               ----------------

                         FOR ANNUAL MEETING TO BE HELD
               JUNE 4, 1998, AT 10:00 A.M. PACIFIC DAYLIGHT TIME

  The Board of Directors of Imperial Credit Commercial Mortgage Investment Corp. (the "Company") is soliciting the accompanying proxy for use at the 1998 Annual Meeting of Stockholders to be held on Thursday, June 4, 1998 at 10:00 a.m. Pacific Daylight Time at the Marriott Hotel, located at 3635 Fashion Way, Torrance, California 90503 (the "Meeting"). The approximate mailing date for this proxy statement and the enclosed proxy is April 15, 1998. If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR NAMED HEREIN AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998. Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing of such revocation, by giving another proxy bearing a later date, or by attending and voting in person at the Meeting.

  An Annual Report to Stockholders is being mailed together with this Proxy Statement to all stockholders entitled to vote at the meeting. The Annual Report to Stockholders is neither part of this Proxy Statement nor incorporated by reference herein.

  The cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement will be borne by the Company. Solicitations will be made by mail. In addition, the officers and regularly engaged employees of the Company may, in a limited number of instances, solicit proxies personally or by telephone. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of Common Stock of the Company.

  Holders of Common Stock of record at the close of business on April 1, 1998 will be entitled to vote at the Meeting and any adjournments thereof. There were 34,500,000 shares of Common Stock, $.0001 par value per share, outstanding as of that date. Each share is entitled to one vote (including one vote for each director to be elected without cumulative voting) and a majority of the shares of Common Stock outstanding is necessary to constitute a quorum for the Meeting. The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of a director. The affirmative vote of a majority of all of the votes cast at a meeting at which a quorum is present is necessary for any other matter that properly may come before the meeting, unless more than a majority of votes cast is required by statute or by the Charter of the Company. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of any vote, although they will count toward the presence of a quorum.

  The Board knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the best judgment of the persons named as proxies therein.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Company's Directors are elected annually to serve until the next annual meeting of stockholders and thereafter until their successors are elected. The Company's Amended and Restated Articles of Incorporation and amendments thereto (the "Charter") and Bylaws provide for a Board of Directors to be no fewer than the minimum number required by Maryland law and no more than nine, of which a majority are to be otherwise unaffiliated with the Company (the "Independent Directors"). The Company's Bylaws give the Board of Directors the authority to establish, increase or decrease the number of directors. The size of the Company's Board of Directors is currently set at seven. No proxy will be voted for more than seven nominees for Director.

  Unless otherwise directed by stockholders, the proxy holders will vote all shares represented by proxies held by them for the election of the maximum number of the following nominees, all of whom are now members of and constitute the Company's Board of Directors. The Company is advised that all of the nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a Director of the Company prior to the voting, the proxyholders will refrain from voting for the unavailable nominee or will vote for a substitute nominee in the exercise of their best judgment.

  THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS OF THE COMPANY.

INFORMATION CONCERNING NOMINEES

  The following table sets forth certain information concerning the nominees of the Company:

   NAME                     AGE            POSITION WITH THE COMPANY
   ----                     ---            -------------------------
   H. Wayne Snavely(2).....  56 Chairman of the Board of Directors
   Kevin E. Villani(1).....  49 Vice Chairman of the Board of Directors
   Mark S. Karlan..........  39 President, Chief Executive Officer and Director
   Patric H.
    Hendershott+(2)........  59 Director
   Joseph A. Jaconi,
    Jr.+(1)................  53 Director
   Louis H. Masotti+(1)....  63 Director
   Kenneth A. Munkacy+(2)..  43 Director

--------
 +  Independent Director
(1) Member of Audit Committee.
(2) Member of Compensation Committee.

  H. WAYNE SNAVELY has been Chairman of the Board of Directors of the Company since its inception in July 1997 and Chairman of the Board and Chief Executive Officer of Imperial Credit Industries, Inc. ("Imperial Credit") since December 1991 and President since February 1996. Mr. Snavely is Chairman of the Board of Southern Pacific Funding Corporation (NYSE: SFC), IMPAC Mortgage Holdings, Inc. (AMEX: IMH) and Franchise Mortgage Acceptance Corp. (Nasdaq: FMAX). From 1986 to February 1992, Mr. Snavely served as Executive Vice President of Imperial Bancorp and Imperial Bank. From 1983 through 1986, Mr. Snavely was employed as Chief Financial Officer of Imperial Bancorp and Imperial Bank. Mr. Snavely served as a director of Imperial Bank from 1975 to 1983 and from 1993 to 1998.

  KEVIN E. VILLANI has been Vice Chairman of the Board of Directors of the Company since its inception in July 1997 and Executive Vice President and Chief Financial Officer of Imperial Credit since September 1995 and a member of the Imperial Credit Board of Directors since October 1997. Mr. Villani joined the University of Southern California as the Wells Fargo Visiting Professor of Finance in 1990 and remained on the full-time faculty through 1997, and from 1990 to 1995 he also served as a consulting economist at the World Bank and International Finance Corporation on housing, banking, finance and investment issues in emerging markets. From 1985 to 1990, he was the Executive Vice President and Chief Financial Officer for Imperial Corporation of America, where he was responsible for portfolio management of a $12 billion portfolio as well as the asset management of all mortgage and asset-backed securities, high yield bonds, leasing and venture capital. From

1982 to 1985, he served in various capacities at the Federal Home Loan Mortgage Corporation, including Chief Economist and Chief Financial Officer, where his responsibilities included asset and portfolio management. From 1975 to 1982, he served as Financial Economist, Director for the Division of Housing Finance Analysis, and Deputy Assistant Secretary for the Office of Economic Affairs and Chief Economist for the Department of Housing and Urban Development. From 1974 to 1975, he was an economist for the Federal Reserve Bank of Cleveland.

  MARK S. KARLAN has served as a Member of the Board of Directors of the Company and its President and Chief Executive Officer since its inception in July 1997. From 1990 to 1997, Mr. Karlan was a private real estate investor managing all aspects of approximately $100 million of real estate transactions including the acquisition, financing, leasing and sale of office, retail, industrial and residential assets. From 1984 to 1990, Mr. Karlan served in the acquisition group of JMB Realty Corporation ("JMB"), most recently as Senior Vice President. Mr. Karlan acquired for institutional clients more than one hundred commercial properties including shopping centers, office buildings, apartment complexes and hotels located throughout the United States and Canada, with a gross asset value exceeding $6 billion. Mr. Karlan had full responsibility for negotiating, structuring and analyzing all assets he acquired for JMB, including valuation and credit analyses and cash flow projections. Mr. Karlan's primary focus was larger portfolio acquisitions. In 1987, Mr. Karlan led the 100 person JMB acquisition team during the $5 billion leveraged acquisition of Cadillac Fairview, Inc., a real estate company. In 1987, Mr. Karlan became the youngest partner of JMB. Mr. Karlan received a Bachelor of Arts degree in Economics, magna cum laude, from Harvard College in 1980 and was awarded a John Harvard Scholarship for academic achievement of the highest distinction. Mr. Karlan received a Master of Business Administration degree with second year honors from the Harvard Business School and a Juris Doctor degree, cum laude, from the Harvard Law School, both in 1984.

  PATRIC H. HENDERSHOTT has served as a Member of the Board of Directors of the Company since September 1997. Dr. Hendershott holds the Galbreath Chair in Real Estate at Ohio State University where he has been Professor of Finance since 1981. From 1969 to 1981, Dr. Hendershott was a Professor of Economics and Finance at Purdue University where he was Chairman of the Economics Group from 1971 to 1974. Dr. Hendershott was an Assistant Professor of Economics at Northwestern University from 1967 to 1969, and he was a Research Economist at the Federal Reserve Board from 1964 to 1967. He has served as a consultant to major national and international organizations including the World Bank from 1991 to 1993, the U.S. government Accounting Office from 1982 to 1990 and the National Swedish Institute for Building Research since 1991. Dr. Hendershott has been a Research Associate at the National Bureau of Economic Research since 1979 and he was the Director of Housing and Real Estate Finance Research at Price Waterhouse from 1994 to 1997. His honors and awards include the George Bloom Award for Outstanding Contributions to the Field of Real Estate in 1992, Fellow of the Homer Hoyt Advanced Studies Institute since 1991, Academic Fellow of the Urban Land Institute since 1990, Fulbright Senior Research Scholar in 1989, President of the American Real Estate and Urban Economics Association in 1985 and he has been a Member of the Fulbright Senior Awards Committee since 1995. Dr. Hendershott has written more than one hundred articles in academic and professional journals on real estate and mortgage finance, and he currently serves on the editorial boards of seven finance and real estate journals. Dr. Hendershott received a Ph.D. in Economics from Purdue University in 1965.

  JOSEPH A. JACONI, JR. has served as a Member of the Board of Directors of the Company since September 1997. Mr. Jaconi has been involved in the real estate development industry in California since 1971. Mr. Jaconi began the development of real property for his own account in 1976, completing projects such as the Wilshire-Grand Building, a 16 story office building in downtown Los Angeles; the Marina Business Center, a 400,000 square foot office and business park in Marina Del Rey; the Village Del Amo, a 30 acre retail and office building project in Torrance; redevelopment projects at Corte Madera Mall and Garden Grove Mall totaling 400,000 square feet; and the 100 acre Bakersfield Airport Business Center. From 1971 to 1976, Mr. Jaconi practiced law and specialized in real estate development, representing clients such as Carter Hawley Hale Stores, Inc., Ernest W. Hahn, Inc., Security Pacific National Bank, Barclay-Curci Investment Company, Transpacific Development Company, Business Properties and Real Property Resources. Mr. Jaconi received a Bachelor of

Arts degree from the University of Santa Clara in 1966 and he received a Juris Doctor degree from the University of Southern California School of Law in 1969.

  LOUIS H. MASOTTI has served as a Member of the Board of Directors of the Company since September 1997. Dr. Masotti is Professor of Management and Urban Development in the Graduate School of Management at the University of California, Irvine, where he has served as the Director of the Program in Real Estate Management since 1992. Dr. Masotti also serves as President of Louis H. Masotti, Ltd., a management, real estate and urban development consulting firm. From 1970 to 1992, Dr. Masotti was Professor of Management and Urban Development at the Kellogg Graduate School of Management at Northwestern University, and between 1989 and 1992, Dr. Masotti also taught real estate and urban development courses as a Visiting Professor at the Anderson Graduate School of Management at UCLA and at Stanford Business School. In 1985, Dr. Masotti founded the Kellogg Center for Real Estate Research at Northwestern University and served as its Director until 1992. From 1970 to 1980, Dr. Masotti served as the Director of the Center for Urban Policy Research at Northwestern. Dr. Masotti has authored and edited 14 books and published many articles on real estate, urban development and public policy issues. His views are often quoted in the national media, including The Wall Street Journal, Barron's, The New York Times, Business Week, Time and Newsweek. His honors and awards include Fellow of the Homer Hoyt Advanced Studies Institute since 1993 and Senior Fulbright Fellow in 1969. Dr. Masotti has served as a director of Samuel Zell's Manufactured Home Communities Inc. REIT since 1993, and he served from 1993 to 1996 as a director of the Tucker Company REIT, both listed on the NYSE. Dr. Masotti earned his Bachelor of Arts degree at Princeton University in 1956 and he received a Ph.D. degree in political science from Northwestern University in 1964.

  KENNETH A. MUNKACY has served as a Member of the Board of Directors of the Company since September 1997. Mr. Munkacy is the Managing Director of TrizecHahn Asia-Pacific, a subsidiary of TrizecHahn, a NYSE listed commercial real estate company. Mr. Munkacy is responsible for TrizecHahn's investment and development activities in Asia. From 1994 to 1997, Mr. Munkacy served as President of Koll Asia Pacific, an affiliate of the Koll Real Estate Group. From 1989 to 1994, Mr. Munkacy was a Senior Vice President and partner of Golub & Co, a Chicago based real estate investment and development company, and he served from 1987 to 1989 as the Director of Development and Acquisitions for Xerox Realty Corp., a Xerox subsidiary with an $850 million real estate portfolio. Mr. Munkacy was the Director of Development Services and a partner at Halcyon Real Estate Advisors from 1981 to 1987. Mr. Munkacy has published articles on commercial real estate in The Real Estate Finance Journal, Real Estate Review and Urban Land, and his real estate perspectives have been quoted in the Wall Street Journal, Real Estate Finance & Investment, Journal of Property Management, Commercial Property News and Real Estate Forum. He has lectured on real estate investing at Harvard, Wharton, Stanford, Northwestern, the University of Texas at Austin, and the Urban Land Institute. Mr. Munkacy received a Bachelor of Arts degree in Economics-Government from Franklin and Marshall College in 1976 and a Masters of City Planning from the University of Pennsylvania in 1981.

  There are no family relationships between any of the directors or executive officers of the Company.

  All Directors are elected at each annual meeting of the Company's stockholders for a term of one year, and hold office until their successors are duly elected and qualified. Replacements for vacancies occurring among the unaffiliated directors will be elected by a majority vote of the remaining Directors, including a majority of the Independent Directors.

COMMITTEES AND ATTENDANCE AT BOARD MEETINGS

  Two quarterly meetings of the Board of Directors were held in 1997. Each Director attended all meetings held by (i) the Board of Directors and (ii) those committees of the Board of Directors on which such Director served.

  The Audit Committee, established by the Board of Directors on September 22, 1997, consists of three (3) directors, Messrs. Jaconi, Masotti and Villani, and reviews the scope of auditing activities performed by the Company's independent accountants. Mr. Jaconi is Chairman of the Audit Committee. The Audit Committee did not meet during 1997, but has met in 1998.

  The Compensation Committee, established by the Board of Directors on September 22, 1997, consists of three (3) directors, Messrs. Hendershott, Munkacy and Snavely, and is primarily responsible for reviewing and approving the Company's general compensation policies for the Company's executive officers and the granting of options under the 1997 Stock Option Plan. Dr. Hendershott is Chairman of the Compensation Committee. The Compensation Committee met one time during 1997.

  The Board of Directors presently has no nominating committee.

COMPENSATION OF DIRECTORS

  The Company pays an annual director's fee to each Independent Director of $20,000, paid in quarterly installments. Each Independent Director also receives a fee of $500 for each meeting of the Board of Directors or committee thereof attended in person or by telephone by such Independent Director. In addition, an annual fee of $2,000 is paid to any Independent Director who serves as chair of any committee of the Board. On October 16, 1997, each Independent Director received a non-qualified option for 30,000 shares of Common Stock. Each option first is exercisable in three equal installments of 10,000 shares on October 16th of the years 1998, 1999 and 2000.

  Each director who also is an employee of the Company, Imperial Credit or Imperial Credit Commercial Asset Management Corp., a California corporation wholly-owned by Imperial Credit that serves as the manager of the Company (the "Manager"), is not paid any director's fees. Messrs. Snavely, Villani and Karlan are not separately compensated for serving as Directors. On October 16, 1997, however, Mr. Snavely, the Chairman of the Board, was granted an option for 258,750 shares of the Company's Common Stock, Mr. Villani, the Vice Chairman of the Board, was granted an option for 258,750 shares of Common Stock and Mr. Karlan was granted an option for 517,500 shares of Common Stock. Each option first is exercisable in equal annual installments on October 16th of the years 1998, 1999 and 2000.

  All Directors are reimbursed for their costs and expenses in attending all meetings of the Board of Directors.

                            EXECUTIVE COMPENSATION

  The Company does not pay a salary, bonus or any other compensation to its executive officers, other than stock options which may be granted to them from time to time under the 1997 Stock Option Plan, nor does it currently have any long-term incentive programs other than the 1997 Stock Option Plan. The Manager, at its expense, provides all personnel necessary to conduct the regular business of the Company. The Manager receives various fees for advisory and other services performed under the Management Agreement between the Company and the Manager. The Manager pays all salaries, bonuses and other compensation (other than options received by the executive officers of the Company). A description of the Management Agreement between the Company and the Manager and the fees paid by the Company thereunder is included below under the caption "Management Agreement."

  The following table sets forth information regarding compensation paid to the Company's executive officers. None of the Company's executive officers earned more than $100,000 in total compensation from the Company.

                                                          LONG-TERM
                                                         COMPENSATION
                                                         ------------
                                                             STOCK
NAME AND PRINCIPAL POSITION                         YEAR   OPTION(S)       OTHER
---------------------------                         ---- ------------      -----
Mark S. Karlan..................................... 1997   517,500(1),(2)   --
 President and Chief Executive Officer
Joseph R. Parise................................... 1997    86,250(1),(3)   --
 Managing Director and Senior Vice President
Norbert M. Seifert................................. 1997    69,000(1),(4)   --
 Senior Vice President, General Counsel and
  Secretary
Daniel J. Occelli.................................. 1997    34,500(1),(5)   --
 Senior Vice President
Sebastian M. Hoppe................................. 1997          (6)
 (Former Senior Vice President)

--------
(1) Option granted pursuant to the 1997 Stock Option Plan on October 16, 1997. The option can be separated into two parts, (i) an incentive stock option for 19,998 shares of Common Stock exercisable in three equal installments of 6,666 shares on or after October 16 of the years 1998, 1999 and 2000, and (ii) a non-qualified stock option for the number of shares of Common Stock described in (2), (3), (4) and (5) below, exercisable in three equal installments on or after October 16 of the years 1998, 1999 and 2000.

(2) Includes non-qualified stock option for 497,502 shares of Common stock exercisable in three equal installments of 165,834 shares.

(3) Includes non-qualified stock option for 66,252 shares of Common Stock exercisable in three equal installments of 22,084 shares.

(4) Includes non-qualified stock option for 49,002 shares of Common Stock exercisable in three equal installments of 16,334.

(5) Includes non-qualified stock option for 14,502 shares of Common Stock exercisable in three equal installments of 4,834 shares.

(6) Mr. Hoppe, formerly a Senior Vice President of the Company, is no longer with the Company and the options originally granted to him have been cancelled.

MANAGEMENT AGREEMENT

  The Company entered into a Management Agreement with the Manager effective on October 22, 1997, for an initial term expiring on October 21, 1999. The Company thereafter may renew the Management Agreement for additional one year terms subject to the consent of the Manager and the affirmative vote of a majority of the Independent Directors. The Management Agreement may be terminated by the Company without cause at any time after the first two years upon 60 days' written notice by a majority vote of the Independent Directors. Any such termination or failure to extend by the Company without cause shall result in the payment of a termination or non-renewal fee to the Manager determined by an independent appraisal. In addition, the Company and the Manager each may terminate the Management Agreement without the payment of any termination fee upon the occurrence of certain specified events, including a breach by the other party of any provision contained in the Management Agreement which remains uncured for the applicable cure period. The Company may renew or terminate the Management Agreement by a majority vote of its Independent Directors. The Manager may terminate the Management Agreement by a majority vote of its Board of Directors.

  The terms of the Management Agreement, including the management fees, were determined by arms-length negotiations based upon what both the Manager and the Company believe are terms comparable with other similar management and advisory relationships and the Management Agreement has been approved by the Independent Directors of the Company. The Company's Bylaws provide that the Independent Directors shall determine at least annually that the compensation paid to the Manager is reasonable in relation to the nature and quality of the services performed by the Manager.

  Pursuant to the provisions of the Management Agreement, the Manager at all times will be subject to the supervision of the Board of Directors and will have only such functions and authority as the Company delegates to it. The Manager will advise the Board of Directors as to the activities and operations of the Company. The Manager will be responsible for the day-to-day operations of the Company pursuant to the authority granted to it by the Board of Directors under the Management Agreement, and the Manager will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be directed by the Board of Directors or as the Manager otherwise considers appropriate, including:

    (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy guidelines setting forth the general parameters for the Company's investments, borrowings and operations (the "Guidelines") by the Board of Directors;

    (ii) advising and representing the Company in connection with the acquisition and commitment to acquire assets, the sale and commitment to sell assets, and the maintenance and administration of its portfolio of assets;

    (iii) advising the Company regarding, and arranging for, (a) the issuance of CMOs collateralized by the Company's Mortgage Loans, (b) reverse repurchase agreements on the Company's MBS Interests, and (c) other borrowings, as appropriate;

    (iv) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

    (v) monitoring and providing to the Board of Directors on an ongoing basis price information and other data obtained from dealers that maintain markets in assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

    (vi) providing executive and administrative personnel, administering office space and office services required in rendering services to the Company; administering the day-to-day operations of the Company; and performing and supervising the performance of such other administrative functions necessary in the management of the Company, including the collection of revenues and the payment of the Company's debts and obligations and the maintenance of appropriate data processing and computer services to perform such administrative functions;

    (vii) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

    (viii) to the extent not otherwise subject to an agreement executed by the Company, designating a servicer for mortgage loans sold to the Company and arranging for the monitoring and administering of such servicers;

    (ix) counseling the Company in connection with policy decisions to be made by the Board of Directors;

    (x) engaging in hedging activities on behalf of the Company which are consistent with the Company's status as a real estate investment trust ("REIT") and with the Guidelines;

    (xi) upon request by the Board of Directors and in accordance with the Guidelines, investing or reinvesting any money of the Company;

    (xii) counseling the Company regarding the maintenance of its exemption from the Investment Company Act of 1940, as amended, and monitoring compliance with the requirements for maintaining exemption from that Act;

    (xiii) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the income tax regulations promulgated thereunder (the "Treasury Regulations"); and

    (xiv) counseling the Company as to compliance with all applicable laws, including those that would require the Company to qualify to do business in particular jurisdictions.

MANAGEMENT FEES

  The Manager will receive a base management fee calculated as a percentage of the Average Invested Assets of the Company for each calendar quarter and equal to 1% per annum of the first $1 billion of such Average Invested Assets, 0.75% of the next $250 million of such Average Invested Assets, and 0.50% of Average Invested Assets above $1.25 billion. The term "Average Invested Assets" for any period means the average of the aggregate book value of the assets of the Company, including the assets of all of its direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period. The Board of Directors may adjust the base management fee in the future if necessary to align the fee more closely with the costs of such services. A base management fee of $939,722 was accrued for the year ended December 31, 1997.

  As incentive compensation, the Manager is entitled to receive for each fiscal quarter, an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds From Operations of the Company (before the incentive fee) per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus losses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share at the initial offering and the prices per share at any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus four percent per annum multiplied by (B) the weighted average number of shares of Common Stock outstanding during such quarter. "Funds From Operations" as defined by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating the Manager's compensation, the term "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company. For the year ended December 31, 1997, the Manager earned no incentive fee.

  Pursuant to the terms of the Management Agreement, the Manager's base and incentive fees are to be calculated by the Manager within 45 days after the end of each calendar quarter, and such calculation is to be promptly delivered to the Board of Directors of the Company. The Company is obligated to pay such fees, costs and expenses within 60 days after the end of each calendar quarter upon delivery of the aforementioned calculation.

EXPENSES

  The Company does not expect to employ full-time personnel. Instead it relies on the facilities, personnel and resources of the Manager to conduct its operations. The Company shall pay all of its expenses and shall reimburse the Manager for documented expenses of the Manager incurred on its behalf. For the year ended December 31, 1997, there were no monies paid to the Manager as reimbursement of expenses.

STOCK OPTION PLAN

  The Company has adopted the 1997 Stock Option Plan and the Manager and the directors, officers and employees of the Manager have been granted certain options or rights under the Stock Option Plan, and may in the future be granted additional options or rights under the Stock Option Plan. As of December 31, 1997, the Company granted Options for 3,045,000 shares of Common Stock including 1,691,250 shares to the Manager and 1,353,750 shares predominantly to executive officers and Directors of the Company. The Company also has available 405,000 shares for Special Reserve Shares, as defined below, for future grant. One third of all the options first will be exercisable on each of the first three anniversaries of their grant and all of those options that have not been exercised expire in ten years from date of grant. Options vest on date of grant. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options granted during the term of the Plan is 7,500,000. No option grant may be made under the Stock Option Plan after the tenth anniversary of the date the plan was adopted by the Board of Directors. See "Executive Compensation--Stock Option Plan" and "Certain Relationships and Related Transactions."

LIMITS OF RESPONSIBILITY

  Pursuant to the Management Agreement, the Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors and its officers, shareholders and employees are not liable to the Company, any subsidiary of the Company, the Independent Directors, the Company's stockholders or any subsidiary's shareholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Manager is a recently formed company and does not have significant assets. Consequently, there can be no assurance that the Company would be able to recover any damages for claims it may have against the Manager. The Company has agreed to indemnify the Manager, and its directors, officers, shareholders and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Manager made in good faith in the performance of its duties under the Management Agreement.

OPTION GRANTS, EXERCISES AND YEAR-END VALUES

  The following table sets forth stock options granted to the named executive officers under the Company's 1997 Stock Option Plan as of December 31, 1997.

             OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 1997

                                   INDIVIDUAL GRANTS OF STOCK OPTIONS
                        --------------------------------------------------------
                        NUMBER OF
                          SHARES   PERCENTAGE OF
                        UNDERLYING    OPTIONS    EXERCISE            GRANT DATE
                         OPTIONS    GRANTED TO    PRICE   EXPIRATION   PRESENT
NAME                     GRANTED   EMPLOYEES (1)  ($/SH)     DATE    VALUE($)(2)
----                    ---------- ------------- -------- ---------- -----------
Mark S. Karlan........   517,500       72.25%     $15.00   10/16/07   $776,250
Joseph R. Parise......    86,250       12.04%     $15.00   10/16/07   $129,375
Norbert M. Seifert....    69,000        9.63%     $15.00   10/16/07   $103,500
Daniel J. Occelli.....    34,500        4.82%     $15.00   10/16/07   $ 51,750
Sebastian M. Hoppe(3).       N/A         N/A         N/A        N/A        N/A

--------
(1) The percentage reflected relates to all options granted to employees of the Manager who are officers of the Company or to employees of the Manager whose time is devoted substantially to the Company (the "Employees"). There were a total of 3,045,000 options granted at the fiscal year end, of that, an option for 1,691,250 was granted to the Manager, a total of 120,000 options were granted to Independent Directors and a total of 517,500 options were granted to Messrs. Snavely and Villani, each a director. Therefore, a total of 716,250 option grants were made to such Employees.

(2) The value has been calculated using the Black-Scholes option pricing model with the following assumptions: dividend yield of 8.32%, risk-free interest rate of 6.5%, expected life of ten years and expected volatility of 22.15%.

(3) Sebastian M. Hoppe, formerly a Senior Vice President of the Company, is no longer with the Company and the options originally granted to him have been cancelled.

AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END VALUES

  None of the named executive officers exercised stock options during 1997 and none of the options was in-the-money at year-end.

STOCK OPTION PLAN

  The Company has adopted the 1997 Stock Option Plan (the "Stock Option Plan") under which the Compensation Committee of the Board (the "Committee") is authorized to grant options to purchase shares of Common Stock ("Options"). The maximum aggregate number of shares of Common Stock that are reserved for issuance pursuant to the exercise of Options granted during the term of the Stock Option Plan is 7,500,000. The effective date of the Stock Option Plan was October 16, 1997.

ELIGIBILITY AND AWARDS

  All employees (including officers), directors and others providing services to the Company, as well as the Manager and employees (including officers) and directors of the Manager (collectively, the "Eligible Recipients"), are eligible to receive Options at the discretion of the Committee. The Committee is authorized to determine which Eligible Recipients shall receive Options, and the terms and conditions on which Options shall be granted, but not less than 30% of the total number of shares of Common Stock subject to Options granted as of any date shall have been granted to employees of the Manager (the "Manager Reserve"), and at least one-third of such Manager Reserve shall have been granted to the President of the Manager. Up to one-third (1/3) of the Manager Reserve on October 22, 1997, the date of completion of the initial public offering (the "Pricing

Date") (the "Special Reserve Shares") may be set aside and be not subject to Options that are granted as of the Pricing Date. The Committee, or a special committee consisting solely of the President of the Company if he is a member of the Board, may grant Options for Special Reserve Shares to employees of the Manager, including its President, within one year after the Pricing Date, subject to certain limits described in the Stock Option Plan. The Company intends that Options with respect to Special Reserve Shares be granted to new employees hired by the Manager after the Company's initial public offering is consummated. Special Reserve Shares that are not granted to such new employees may be granted to existing employees of the Manager. Options granted pursuant to the Option Plan may be either non-qualified stock options or incentive stock options. Options granted pursuant to the Option Plan generally are not transferable except that, to the extent permitted by the Committee, a grantee may transfer Options to members of his immediate family (including spouse, parents, children and siblings) and the Manager may transfer its Options to any other Eligible Recipient. Grants of Options under the Option Plan for Special Reserve Shares or to persons or entities other than employees and directors of the Company may result in a charge against the Company's earnings for financial reporting purposes under GAAP. Any such charge to earnings will be recognized over the period during which such Options vest.

EXERCISE PRICE AND EXERCISABILITY

  Under current law, ISOs may not be granted to any individual who is not also an officer or employee of the Company. The exercise price of all Options (other than Options for Special Reserve Shares) shall not be less than 100% (or 110% in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the outstanding Common Stock) of the fair market valued of the Common Stock subject to the Options on the date of grant. All Options for Special Reserve Shares have an exercise price equal to $15.00, the price at which the Common Stock first was offered to the public. All Options will become exercisable not earlier than one year following the date of the award or as otherwise determined by the Committee at the time of the award. Options granted on the Pricing Date first are (and Options for Special Reserve Shares generally first will be) exercisable in equal installments on each of the first three (3) anniversaries of the date on which they are granted. The exercise price of an Option may be paid by any one or more of the following:
(i) cash or its equivalent, (ii) shares of Common Stock, (iii) cancellation of any indebtedness owed by the Company, (iv) a full-recourse promissory note, if approved by the Committee, (v) a "cashless" exercise pursuant to a sale through a broker of all or a portion of the shares covered by the Option or
(vi) by making payment with shares of Common Stock simultaneously acquired on exercise of the Option pursuant to procedures approved by the Committee.

TERMINATION OF EMPLOYMENT

  If an Eligible Recipient's affiliation with the Company is terminated for cause or if such Eligible Recipient terminates his affiliation voluntarily, all of such Eligible Recipient's unexercised Options will terminate immediately upon such termination. Except as otherwise determined by the Committee, if an Eligible Recipient has a termination of affiliation because of death or permanent disability or for any other reason (other than a voluntary termination or a termination for cause), all of such Eligible Recipient's unexercised Options may be exercised by the eligible Recipient or his beneficiary or legal representative to the extent such Options are or become exercisable in accordance with their terms for up to one year after the later of (i) the date of such eligible Recipient's termination of affiliation or (ii) the date the Options first become exercisable, but in no event later than the expiration of the Option term.

AMENDMENT AND TERMINATION

  The Board generally may amend the Stock Option Plan at any time, except that approval by the Company's stockholders will be required for any amendment that increases the aggregate number of shares of Common Stock that may be issued pursuant to the Stock Option Plan, that materially changes the class of persons eligible to receive such Options, that extends the maximum Option term, that decreases the exercise price of any Option to less than the fair market value of the Common Stock on the date of grant (or, in the case of Options for Special Reserve Shares, to less than the price at which the Common Stock first was offered to the public, $15.00) or that materially increases benefits accruing to the participants under the Option Plan. Shares of Common Stock subject to Options that expire, are terminated or otherwise are surrendered to the Company will be available for issuance in connection with future awards under the Option Plan. No Option term may exceed ten years from the date of grant, and no Option grant may be made under the Option Plan after the tenth (10th) anniversary of the date the Option Plan was adopted by the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company's Compensation Committee consists of Messrs. Hendershott, Munkacy and Snavely. The Company's Audit Committee consists of Messrs. Jaconi, Masotti and Villani.

  H. Wayne Snavely, Chairman of the Board of the Company, is also Chairman of the Board, Chief Executive Officer and President of Imperial Credit, the owner of 100% of the issued and outstanding stock of the Manager. See "Certain Relationships and Related Transactions--Relationships with Affiliates-- Arrangements and Transactions with Imperial Credit."

                     REPORT OF THE COMPENSATION COMMITTEE

  The Committee sets and administers the policies governing the Company's grants of stock options under the 1997 Stock Option Plan. The Company participates in studies and surveys of comparable compensation practices. The Committee considers these studies and surveys in determining stock-based compensation. The Committee discusses and considers executive compensation matters and makes its decisions, subject to review by the Company's Board of Directors.

  The Company's grants of stock options are structured to link the compensation of the Chief Executive Officer and other executives of the Company with corporate performance. Through the establishment of short-term and long-term compensation programs, the Company has aligned the financial interests of its executives with the results of the Company's performance, which is designed to put the Company in a competitive position regarding executive compensation and also to ensure corporate performance, which will enhance stockholder value.

  The Company's executive compensation philosophy is to provide performance-based variable compensation which allows total compensation to fluctuate according to the Company's earnings as well as value received by stockholders. Targeted levels of executive compensation are set at levels that the Committee believes to be consistent with others in the Company's industry, with such compensation contingent upon the Company's level of annual and long-term performance.

  In line with the overall compensation program and the annual objectives set by the Board of Directors, the Company's executive officers have their total compensation paid by the Company, at risk, dependent upon the Company's financial performance.

  Section 162(m) was added to the Internal Revenue Code as part of the Omnibus Budget Reconciliation Act of 1993. Section 162(m) limits the deduction for compensation paid to the Chief Executive Officer and the other executive officers to the extent that compensation of a particular executive exceeds $1,000,000, unless such compensation was based upon performance goals or paid pursuant to a binding contract that was in effect on February 17, 1993. Proposed regulations to implement this new limitation were published in December 1993. Based upon a review of the proposed regulations, the compensation to be paid in 1997 to the Company's executive officers will be deductible. The Committee will review the Company's existing compensation program to determine the deductibility of the future compensation paid or awarded pursuant thereto and will seek guidance with respect to changes to the Company's existing compensation program that will enable the Company to continue to attract and retain key individuals while optimizing the deductibility to the Company and the Manager of amounts paid as compensation.

  The Committee believes that its overall executive compensation program will be successful in providing competitive compensation appropriate to attract and retain highly qualified executives and also to encourage increased performance from the executive group, which will create added stockholder value.

                                          COMPENSATION COMMITTEE

                                          Patric H. Hendershott
                                          Kenneth A. Munkacy
                                          H. Wayne Snavely

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION

  The following performance graph compares total stockholders' return on the Common Stock since October 17, 1997, the date of commencement of trading in the Company's Common Stock, with the NASDAQ Composite Index and an index of mortgage REITs prepared by Bloomberg ("BBG REIT Mortgage Index", Symbol:
BBREMTG). The BBG REIT Mortgage Index is comprised of infinite life mortgage REITs having a market capitalization of $15 million or greater and 75% or more of assets invested in securitizations or mortgage loans. The BBG REIT Mortgage Index consists of American Residential Investment Trust Inc., Asset Investors Corporation, Capstead Mortgage Corporation, Commercial Assets, Inc., CRIIMI MAE Inc., Impac Commercial Holdings, Inc., Laser Mortgage Management Inc., Ocwen Asset Investment Corporation, Redwood Trust, Inc., Thornburg Mortgage Asset Corporation and the Company.

  The graph assumes that the shares of the Company's Common Stock were bought at the initial public offering price of $15.00 per share and that the value of the investment in each of the Company's Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends.

  Please note that the stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                                                OCTOBER DECEMBER
                                                                 1997     1997
                                                                ------- --------
   ICCMIC...................................................... $100.00  $97.50
   NASDAQ Composite Index...................................... $100.00  $91.80
   BBG REIT Mortgage Index..................................... $100.00  $81.81

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES ACT OF 1934

  Section 16(a) of the Securities Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of a registered class of the Company's securities, to file with the Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during the fiscal year which ended December 31, 1997, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were satisfied by such persons.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH THE MANAGER

 General

  The Manager commenced operations as of October 22, 1997. Prior to that date, the Manager had no prior experience in managing or operating a REIT. Each of the executive officers of the Manager has significant experience in purchasing, financing, servicing and investing in mortgage loans, real estate and mortgage securities; however, they have not previously managed a REIT. The Manager is a wholly-owned subsidiary of Imperial Credit.

  The Company has selected an outside advisor and in particular an advisor associated with Imperial Credit in order to efficiently and economically coordinate, assist and manage the duties and responsibilities of the Company. The Company believes that the Manager is more adequately suited than the Company to provide or advise it with contract negotiation, market information, implementation of cost controls, asset/liability modeling and management, servicing systems and management information systems. In addition, the Company believes that the Manager is better equipped than the Company to manage human resources and facilities because the Manager and Imperial Credit together have experienced teams in these areas. The Company believes that the Manager, as an affiliate of Imperial Credit, is particularly appropriate to act as the Company's advisor because of Imperial Credit's familiarity with such businesses. For a summary of the provisions of the Management Agreement (see "Executive Compensation.")

  The address of the Manager and the Company is 11601 Wilshire Blvd., Suite 2080, Los Angeles, California 90025, telephone (310) 231-1280.

GRANT OF STOCK OPTION TO THE MANAGER

  On October 16, 1997 the Company granted a non-qualified option for 1,691,250 shares of Common Stock to the Manager pursuant to the 1997 Stock Option Plan. The option is immediately vested but is exercisable in consecutive equal annual installments of 563,750 on October 16, 1998, October 16, 1999 and October 16, 2000.

EXECUTIVE OFFICERS AND DIRECTORS OF THE MANAGER

  Each of the executive officers and directors of the Manager serves as an executive officer and/or director of the Company.

             NAME           AGE                       POSITION
             ----           ---                       --------
   H. Wayne Snavely........  56 Chairman of the Board of Directors
   Kevin E. Villani........  49 Vice Chairman of the Board of Directors
   Mark S. Karlan..........  39 President and Chief Executive Officer, Director
   Joseph R. Parise........  39 Managing Director and Senior Vice President
   Norbert M. Seifert......  42 Senior Vice President, General Counsel and Secretary
   Daniel J. Occelli.......  41 Senior Vice President
   Michael Meltzer.........  51 Chief Financial Officer

RELATIONSHIPS WITH AFFILIATES

  Imperial Credit is a publicly traded company whose shares of common stock are listed on the Nasdaq Stock Market ("ICII"). The Manager, a wholly-owned subsidiary of Imperial Credit, provides advisory services to the Company in accordance with the terms of the Management Agreement. As previously described, the Company utilizes the management expertise and resources of Imperial Credit and the Manager in conducting its business. At March 1, 1998, Imperial Credit owned in the aggregate 3,070,000 shares of the Common Stock of the Company. In addition, Messrs. Snavely, Villani and Parise also serve as Directors and/or officers of Imperial Credit and received stock option grants for 258,750, 258,750 and 86,250 respectively from the Company. (For details of their stock options see "Compensation of Directors" and "Executive Compensation.") The Company currently utilizes Imperial Credit as a resource for technology, human resources services and management information services.

  Imperial Credit owns 100% of Southern Pacific Bank ("SPB"). SPB and the Company have entered into an agreement granting the Company for so long as the Management Agreement with the Manager is in effect, a right of first offer to purchase, in addition to the Initial Investments, not less than $150 million annually of multifamily and commercial mortgage loans typical of those originated by SPB. Although not contractually committed to do so, the Company intends to purchase Mortgage Loans offered to it pursuant to the foregoing right of first offer, subject to compliance with the Company's Guidelines and underwriting criteria as established and modified from time to time by the Company's Independent Directors.

  The Manager will determine fair transfer prices for the Company's acquisitions of assets from Imperial Credit and its affiliates including SPB based on the Guidelines approved by the Independent Directors. The Independent Directors will review those transactions on a quarterly basis to insure compliance with the Guidelines.

  In deciding whether to approve an acquisition of any assets, including acquisitions of mortgage loans, various classes of mortgage-backed securities ("MBS Interests") and other assets from Imperial Credit or its affiliates, the Manager may consider such information as it deems appropriate to determine whether the acquisition is consistent with the Guidelines, such as whether the price is fair and the investment otherwise is suitable and in the best interests of the Company. In addition, the Manager may consider, among other factors, whether the acquisition of that asset will enhance the Company's ability to achieve or exceed the Company's risk adjusted target rate of return, if any, established for the relevant time period by the Board, whether the asset otherwise is well-suited for the Company and whether the Company financially is able to take advantage of the investment opportunity presented thereby.

  When possible, the price that the Company will pay for Mortgage Loans, MBS Interests and other assets acquired from Imperial Credit or its affiliates will be determined by reference to the prices most recently paid to Imperial Credit or its affiliates for similar assets, adjusted for differences in the terms of such transactions and for changes in market conditions between the dates of the relevant transactions. If no previous sales of similar assets have occurred, the Company will attempt to determine a market price for the asset by an alternative method, such as obtaining a broker's price opinion or an appraisal, if it can do so at a reasonable cost. Investors should understand, however, that such determinations are estimates and are not bona fide third party offers to buy or sell.

  It is the intention of the Company that the agreements and transactions, including the sale of pools of mortgage loans, MBS Interests and real property, between the Company on the one hand and Imperial Credit, SPB and their affiliates on the other hand are fair to both parties. However, there can be no assurance that each of such agreements and transactions will be on terms at least as favorable to the Company as it could have obtained from unaffiliated third parties. Certain activities of Imperial Credit and its affiliates may adversely affect the Company's operations.

OTHER TRANSACTIONS

 Arrangements and Transactions With Imperial Credit

  The Company and Imperial Credit have entered into agreements for the purpose of defining their ongoing relationships. These agreements were developed in the context of a parent/subsidiary relationship and therefore were not the result of arms length negotiations between independent parties. It is the intention of the Company and Imperial Credit that such agreements and the transactions provided for therein, taken as a whole, are fair to both parties, while continuing certain mutually beneficial arrangements. However, there can be no assurance that each of such agreements, or the transactions provided for therein, have been effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties.

 Mortgage Loans and Mortgage Backed Security Purchases

  On October 22, 1997, the date of completion of the Company's initial public offering, the Company purchased initial investments for an aggregate cash price equal to $163 million of multifamily and commercial mortgage loans and certain MBS Interests from Imperial Credit and SPB. The mortgage loans have an aggregate principal balance of approximately $104 million and have original terms to maturity of not more than 360 months. Each initial mortgage loan is secured by a first lien mortgage or deed of trust on multifamily, retail, office, industrial, mobile home, mixed use (including mixed commercial uses and mixed commercial and residential uses) or other commercial real property. The initial mortgage loans were originated primarily by SPB. SPB will retain and perform the primary servicing of the initial mortgage loans on behalf and at the direction of the Company. The MBS Interests are interests in commercial MBS backed by term loans originated or acquired by SPB. These MBS Interests include various classes issued pursuant to the J.P. Morgan Commercial Mortgage Finance Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-SPTL-C1 transaction, which closed on June 27, 1997, and the Southern Pacific Thrift & Loan Association, Commercial Mortgage Pass-Through Certificates, Series 1996-C1 transaction, which closed on September 30, 1996.

  In December 1997, among other investments, the Company purchased a pool of multifamily and commercial mortgage loans from SPB for approximately $93 million and approximately $6 million of loans originated by Franchise Mortgage Acceptance Corporation, an affiliate of Imperial Credit.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 1, 1998 by (1) each person known to the Company to beneficially own more than five percent of the Company's Common Stock, (2) each Director, (3) the Company's executive officers, and (4) all Directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                        NUMBER OF    PERCENTAGE
                                                          SHARES     OF SHARES
                                                       BENEFICIALLY BENEFICIALLY
   NAME OF BENEFICIAL OWNER                               OWNED        OWNED
   ------------------------                            ------------ ------------
   Imperial Credit Industries, Inc.(2)................  3,070,000       8.90%
   The Capital Group, Inc.(3).........................  2,023,000       5.86%
   H. Wayne Snavely(4)................................    143,369          *
   Kevin E. Villani(5)................................     71,684          *
   Mark S. Karlan(6)..................................     25,000          *
   Patric H. Hendershott(7)...........................      4,000          *
   Joseph A. Jaconi, Jr.(8)...........................     12,000          *
   Louis H. Masotti(9)................................      1,000          *
   Kenneth A. Munkacy(10).............................      3,600          *
   Norbert M. Seifert(11).............................     47,000          *
   Daniel J. Occelli(12)..............................      1,000          *
   Joseph R. Parise(13)...............................     15,000          *
   Sebastian M. Hoppe(14).............................     10,000          *
   All directors and executive officers
    as a group (11 persons)...........................    333,653          *

--------
  *  less than 1%

 (1) Based on 34,500,000 shares of Common Stock issued and outstanding, as of the date of this Proxy Statement.

 (2) Imperial Credit Industries, Inc.'s address is 23550 Hawthorne Blvd., Bldg. #1, Suite 240, Torrance, CA 90505.

 (3) The information set forth is based solely on a Schedule 13G filed by The Capital Group Companies, Inc. with the SEC on February 11, 1998. The Capital Group Companies, Inc. claims sole voting power with respect to 1,123,000 shares and sole dispositive power with respect to 2,023,000 shares. The Capital Group Companies, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in its
     Schedule 13G. The investment management companies, which include a "bank" as defined in Section 3(a)6 of the Securities Exchange Act of 1934 (the "Act") and several investment advisers registered under Section 203 of the Investment Advisers Act of 1940, provide investment advisory and management services for their respective clients which include registered investment companies and institutional accounts. The Capital Group Companies, Inc. disclaims investment power or voting power over any of the securities referenced above; however it may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Act. The Capital Group Companies, Inc.'s address is 333 South Hope Street, Los Angeles, CA 90071.

 (4) Does not include 258,750 shares of Common Stock subject to options issued to Mr. Snavely pursuant to the 1997 Stock Option Plan which are not exercisable within 60 days of March 1, 1998.

 (5) Does not include 258,750 shares of Common Stock subject to options issued to Mr. Villani pursuant to the 1997 Stock Option Plan which are not exercisable within 60 days of March 1, 1998.

 (6) Does not include 517,500 shares of Common Stock subject to options issued to Mr. Karlan pursuant to the 1997 Stock Option Plan which are not exercisable within 60 days of March 1, 1998.

 (7) Does not include 30,000 shares of Common Stock subject to options issued to Mr. Hendershott pursuant to the 1997 Stock Option Plan which are not exercisable within 60 days of March 1, 1998.

 (8) Does not include 30,000 shares of Common Stock subject to options issued to Mr. Jaconi pursuant to the 1997 Stock Option Plan which are not exercisable within 60 days of March 1, 1998.

 (9) Does not include 30,000 shares of Common Stock subject to options issued to Mr. Masotti pursuant to the 1997 Stock Option Plan which are not exercisable within 60 days of March 1, 1998.

(10) Does not include 30,000 shares of Common Stock subject to options issued to Mr. Munkacy pursuant to the 1997 Stock Option Plan which are not exercisable within 60 days of March 1, 1998.

(11) Represents 43,000 shares held jointly by Mr. Seifert and his wife, 2,800 shares held in the name of their children, but both parents share voting and investment power thereto, and 1,200 held by Mr. Seifert, individually. Does not include 69,000 shares of Common Stock subject to options issued to Mr. Seifert pursuant to the 1997 Stock Option Plan which are not exercisable within 60 days of March 1, 1998.

(12) Does not include 34,500 shares of Common Stock subject to options issued to Mr. Occelli pursuant to the 1997 Stock Option Plan which are not exercisable within 60 days of March 1, 1998.

(13) Does not include 86,250 shares of Common Stock subject to options issued to Mr. Parise pursuant to the 1997 Stock Option Plan which are not exercisable within 60 days of March 1, 1998.

(14) Mr. Hoppe is no longer with the Company.

                                PROPOSAL NO. 2

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors of the Company has selected and appointed KPMG Peat Marwick LLP to act as the Company's independent accountants for the year ending December 31, 1998. In recognition of the important role of the independent accountants, the Board of Directors has determined that its selection of such accountants should be submitted to the stockholders for review and ratification on an annual basis.

  KPMG Peat Marwick LLP has audited the financial statements of the Company since its inception. Management is satisfied with its performance to date.

  The affirmative vote of a majority of the shares voting on this proposal is required for its adoption. In view of the difficulty and the expense involved in changing independent accountants on short notice, if the proposal is not approved, it is contemplated that the appointment for 1997 may be permitted to stand, unless the Board of Directors finds other compelling reasons for making a change. Disapproval of this Proposal will be considered as advice to the Board of Directors to select other independent accountants for the following year. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                            STOCKHOLDERS' PROPOSALS

  Stockholders' proposals intended to be presented at the Company's next Annual Meeting of Stockholders to be held in 1999 must be received at the Company's principal executive offices no later than December 17, 1998, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                OTHER BUSINESS

  The Board of Directors knows of no other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Norbert M. Seifert

                                          NORBERT M. SEIFERT
                                          Secretary

Dated: April 15, 1998
Los Angeles, California

PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT CORP.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 4, 1998

          11601 Wilshire Boulevard, Suite 2080, Los Angeles, CA 90025

  The undersigned hereby appoints Mark S. Karlan and Norbert M. Seifert or either of them, each with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Stockholders of Imperial Credit Commercial Mortgage Investment Corp. at the Marriott Hotel, located at 3635 Fashion Way, Torrance, California 90503, on Thursday, the 4th day of June, 1998, at 10:00 A.M. Pacific Daylight Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following matters set forth herein.

  This proxy, when properly executed, shall be voted in accordance with such instructions as may be given on this proxy card. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1998 IN PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDERS IN PROPOSAL 3.


[X] Please mark votes as in this example.
    The Board of Directors recommends a vote FOR each of the nominees and FOR the other proposals.

  1. Election of Directors
     [_]  FOR all nominees listed below  [_]  WITHHOLD AUTHORITY to vote for all nominees listed below  [_] * EXCEPTIONS

      NOMINEES:       Patric H. Hendershott     Joseph A. Jaconi, Jr.     Mark S. Karlan
           Louis H. Masotti    Kenneth A. Munkacy    H. Wayne Snavely    Kevin E. Villani

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write the nominee's name in the space provided below.)

* EXCEPTIONS ___________________________________________________________________

                   Continued and to be signed on reverse side

  2. To ratify the appointment of KPMG Peat Marwick LLP as independent accountants for the year ending December 31, 1998.

                     [_] FOR    [_] AGAINST     [_] ABSTAIN

  3. In their discretion, upon all other matters as may properly come before the meeting.

________________________________________________________________________________
MARK HERE [_] IF YOU PLAN TO ATTEND MEETING    MARK HERE [_] FOR ADDRESS CHANGE
                                               AND NOTE AT LEFT

                                                 Note: Please sign
                                                 exactly as name
                                                 appears. Joint owners,
                                                 Trustees, executors,
                                                 etc. should indicate
                                                 capacity in which they
                                                 are signing.

                                                 Date: _________________
                                                 _______________________
                                                        Signature

                                                 Date: _________________
                                                 _______________________
                                                        Signature

                                                 PLEASE MARK, SIGN,
                                                 DATE AND RETURN THE
                                                 PROXY PROMPTLY USING
                                                 THE ENCLOSED ENVELOPE.